SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2015

Kvintess F&DI Holdings Corp.

(Exact name of registrant as specified in charter)

Delaware	0-55317
(State or other jurisdiction of incorporation)	(Commission File Number)

Baumana St., 62, Kazan, Russia	420100
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: + 7 (843) 292 99 66

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01 Changes in Registrant's Certifying Accountant.

(a) On January 29, 2015, the Board of Directors of the Company accepted the resignation, on January 26, 2015, of MaloneBailey, LLP, its independent registered public accounting firm. From the date that MaloneBailey, LLP were engaged, December 13, 2013, to the present time, or any other period of time, the reports of MaloneBailey, LLP on the Company's financial statements did not contain an adverse opinion or disclaimer of opinion, or were qualified or modified as to uncertainty, audit scope or accounting principles, except that the reports of MaloneBailey, LLP as to the Company’s financial statements for its fiscal year ended December 31, 2013, were modified for uncertainty due to the substantial doubt about the Company’s ability to continue as a going concern.

During the Company's most recent fiscal year and the subsequent interim periods thereto, there were no disagreements with MaloneBailey, LLP, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of MaloneBailey, LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the Company's financial statements.

The Company has requested that MaloneBailey, LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. The letter is attached as an exhibit to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(a)       Exhibits:

Exhibit No.	Description

16	Letter on change in certifying accountant from MaloneBailey, LLP.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KVINTESS F&DI HOLDINGS CORP.

Date: January 29, 2015	By:	/s/ Rufat Abiasov
Rufat Abiasov Chief Executive Officer

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